Exhibit 3.17

CERTIFICATE OF INCORPORATION	State of Delaware Secretary of State Division of Corporations Delivered 06:36 PM 08/09/2004 FILED 06:36 PM 08/09/2004 SRV 040582504 - 3840347 FILE

OF

BOISE CASCADE TRANSPORTATION, INC.

ARTICLE ONE

The name of the corporation is Boise Cascade Transportation, Inc.

ARTICLE TWO

The address of the corporation’s registered office in the State of Delaware is 9 East Loockerman Street, Suite #1B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $.01 per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Jamie E. Jedras	200 East Randolph Drive
Suite 5800
Chicago, Illinois 60601

ARTICLE SIX

The corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE EIGHT

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE NINE

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE TEN

The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE ELEVEN

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 4th day of August, 2004.

/s/ Jamie E. Jedras
Jamie E. Jedras, Sole Incorporator

3

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

BOISE CASCADE TRANSPORTATION, INC.

Adopted in accordance with

the provisions of Section 241 of

the General Corporation Law of

the State of Delaware

The undersigned, being the sole incorporator of Boise Cascade Transportation, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. That ARTICLE ONE of the Certificate of Incorporation of the Corporation be amended by deleting ARTICLE ONE thereof in its entirety and inserting in its place ARTICLE ONE to read as follows (the “Amendment”):

“ARTICLE ONE. The name of the Corporation is Boise White Paper Holdings Corp.”

2. That the Corporation has not received payment for any of its stock.

3. The foregoing Amendment has been duly adopted pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator of the Corporation. The directors of the Corporation were not named in the Certificate of Incorporation and to date have not been elected.

State of Delaware Secretary of State Division of Corporations Delivered 05:00 PM 09/08/2004 FILED 05:00 PM 09/08/2004 SRV 040651885 - 3840347 FILE

IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amendment to the Certificate of Incorporation this 8th day of September, 2004.

/s/ Jamie B. Jedras
Jamie B. Jedras, Sole Incorporator

State of Delaware Secretary of State Division of Corporations Delivered 09:00 PM 11/07/2005 FILED 08:07 PM 11/07/2005 SRV 050909553 - 3840347 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

BOISE WHITE PAPER HOLDINGS CORP., a Delaware corporation (the “Corporation”) hereby certifies as follows:

The name of this corporation is Boise White Paper Holdings Corp., and

The Certificate of Incorporation of the company is hereby amended by amending and restating Article II thereof in its entirety to read as follows:

ARTICLE TWO

The Corporation’s registered office in the State of Delaware is located at 1209 Orange Street, Corporation Trust Center, Wilmington, DE 19801. The registered agent of the Company for service of process at such address is The Corporation mist Company.

IN WITNESS WHEREOF, the undersigned officer of the corporation has caused this Certificate to be executed as of this 31st of day of October, 2005.

By:
Vice President and Secretary

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